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                                                        September 13, 1996

International CableTel Incorporated
110 East 59th Street
New York, New York 10022

                         Re: International CableTel Incorporated Registration
                             Statement on Form S-3

Ladies and Gentlemen:

  We have acted as special counsel to International CableTel Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (File No. 333-07879) (the "Registration Statement") relating to the registration for resale of $275,000,000 aggregate principal amount of the company's 7% Convertible Subordinated Notes Due 2008 (the "Convertible Notes") and the shares ("the Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of the Convertible Notes.

  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement as filed with the Securities and Exchange Commission (the "Commission") on July 10, 1996 under the Act, Amendment No. 1 thereto filed with the Commission on September , 1996 (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement"); (b) the Indenture dated as of June 12, 1996 between the Company and Chemical Bank, now known as The Chase Manhattan Bank, as Trustee (the "Indenture") pursuant to which the Convertible Notes were issued; (c) the Registration Rights Agreement between the Company and (the "Rights Agreement"); (d) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, in each case relating to the issuance of the Convertible Notes and related matters; (e) the Restated Certificate of Incorporation of the Company, as presently in effect; and (f) the Restated By-Laws of the Company, as presently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

  Members of our firm are admitted to the bar in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction.

  Based upon and subject to the foregoing, we are of the opinion that (a) the Convertible Notes are valid and binding obligations of the Company and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium

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or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) the Shares, when the Convertible Notes are converted into Shares in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          Skadden, Arps, Slate, Meagher & Flom

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